SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2015

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code: (904) 598-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
On May 12, 2015, the Company held an annual meeting of its shareholders to vote on the following proposals:
Proposal One - Election of Directors: The board of directors nominated eleven nominees to stand for election at the 2015 meeting and each of the nominees were elected at the meeting. In accordance with the voting results listed below, the nominees were elected to serve until the 2016 annual meeting and until their successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Martin E. Stein, Jr.	79,584,559	5,918,255	2,379,769
Raymond L. Bank	84,555,226	947,588	2,379,769
Bryce Blair	85,170,425	332,389	2,379,769
C. Ronald Blankenship	84,767,145	735,669	2,379,769
A. R. Carpenter	79,739,186	5,763,628	2,379,769
J. Dix Druce	84,555,999	946,815	2,379,769
Mary Lou Fiala	84,763,384	739,430	2,379,769
David P. O'Connor	85,279,624	223,190	2,379,769
John C. Schweitzer	84,555,756	947,058	2,379,769
Brian M. Smith	84,841,856	660,958	2,379,769
Thomas G. Wattles	84,471,927	1,030,887	2,379,769

Proposal Two -An Advisory Resolution on Executive Compensation for Fiscal Year 2014: In accordance with the voting results listed below, the Company's executive compensation for fiscal year 2014 has been approved.

For	Against	Abstain	Broker Non-Votes
79,832,002	5,555,692	115,120	2,379,769

Proposal Three - Ratification of Independent Registered Public Accountant: The board of directors selected the accounting firm of KPMG LLP to serve as the independent registered public accountants for the Company for the current fiscal year ending December 31, 2015. The board of directors directed that the appointment of the independent accountants be submitted for ratification by the shareholders at the annual meeting. The shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accountants for the current fiscal year ending December 31, 2015 in accordance with the voting results listed below.

For	Against	Abstain
87,395,781	440,166	46,636

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2015	REGENCY CENTERS CORPORATION
	By:	/s/ J. Christian Leavitt J. Christian Leavitt, Senior Vice President and Treasurer (Principal Accounting Officer)

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